UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

COLUMBIA PIPELINE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Filed by Columbia Pipeline Group, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Columbia Pipeline Group, Inc.

Commission File No.: 001-36838

On March 17, 2016, Robert C. Skaggs, Jr., Chief Executive Officer of Columbia Pipeline Group, Inc., sent the following email to all employees of Columbia Pipeline Group, Inc.

[CPG Employee Note]

Team,

This afternoon we announced that Columbia Pipeline Group has entered into a definitive agreement under which TransCanada will acquire CPG.

I want to assure you that this decision was the result of a thorough and deliberate evaluation by our Board of Directors that culminated in the determination that the transaction with TransCanada was in the best interests of our stockholders.

We feel strongly that TransCanada has not only offered strong value for our stockholders but that CPG will be an important part of TransCanada moving forward. Our hard work in building one of the deepest and most transformational growth profiles in the pipeline and midstream business is reflected in TransCanada’s offer — TransCanada is literally transforming its business to acquire CPG. We can take pride in the recognition and the strategic value our team has created.

Many of you know TransCanada as a major player in our industry. The company has a 65 year history in safe, reliable operation across North America. They operate energy infrastructure including natural gas and liquids pipelines and gas storage facilities. In total, TransCanada currently operates 42,000 miles of natural gas pipelines in Canada and the United States and is a growing independent power producer, with interests in over 11,400 megawatts of power generation in Canada and the United States.

I am confident that combining our two companies will create new opportunities for CPG and many members of our Team. Although TransCanada has impressive reach across North America, we provide them a new footprint in the incomparable Marcellus and Utica Shale areas and a presence in the Mid-Atlantic region. TransCanada is keenly interested in the value CPG can add to its portfolio. And for CPG, combining with TransCanada provides additional financial strength and certainty as we execute on an unprecedented growth agenda.

You may be asking why we did not discuss this news with you earlier when rumors of a deal initially circulated. Unfortunately our legal obligations as a public company make it impossible for us to communicate these developments until an agreement is signed.

Today only marks the beginning of this process, and it will continue to be business as usual for now. The transaction, which we expect will close in the second half of the year, is subject to regulatory approval, and a vote by our shareholders. Going forward, it is critical we stay focused on our key priorities as a company – executing on our Plan, delivering for our Customers, and, first and foremost as always, working Safely.

Despite the many benefits of this transaction, there will be dislocations. I know today’s news creates uncertainty and concern for many on our Team, and we are committed to providing information that addresses that concern as quickly as possible.

As decisions are made about combining both of our companies, we will update you as soon as we can, with as much information as we can. To start, I want to let you know that TransCanada has generally committed to maintaining base compensation, annual target cash incentives, severance benefits and benefit levels for CPG employees through December 31, 2017. This includes normal pay increases in June 2016.

Again, we are committed to being direct and transparent with you as this process unfolds, and I encourage you to stay in communication with your managers and check on The Interconnect where we will create a special section for this news.

This is an important day for CPG, as our company begins the process to become a part of one of the largest companies in our industry. Thank you for your hard work, continued execution excellence and patience as CPG moves forward.

Thank you,

Bob

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 concerning CPG and the proposed merger with TransCanada. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this communication. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is express, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPG’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPG’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement with TransCanada; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from CPG’s ongoing business operations due to the transaction; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPG’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015 and CPG’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this communication are expressly qualified in their entirety by such cautionary statements. CPG expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication except as required by applicable law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CPG by TransCanada. In connection with the proposed merger transaction, CPG will file with the SEC and furnish to CPG’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, CPG’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 14(d) of the Exchange Act are available free of charge through our website at https://www.cpg.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

PARTICIPANTS IN SOLICITATION:

CPG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of CPG common stock in respect of the proposed transaction. Information about the directors and executive officers of CPG can be found in the Information Statement included as an exhibit to CPG’s amended Registration Statement on Form 10, which was filed with the SEC on June 2, 2015. Investors may obtain additional information regarding the interests of such participants in the merger, which may be different than those of CPG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger when such documents are filed with the SEC.